Exhibit 10.13

CHROMOCELL THERAPEUTICS CORPORATION

December 12, 2023

Dominion Capital LLC

256 W. 38th Street, 15th Floor

New York, NY 10018

Re:          Securities Purchase Agreement

Dear Sir:

Reference is made to that certain Securities Purchase Agreement, dated as of October 11, 2023 (the “Securities Purchase Agreement”) between Chromocell Therapeutics Corporation, a Delaware corporation (the “Company”), and Dominion Capital LLC, a Connecticut limited liability company (the “Purchaser”), attached hereto as Exhibit A. Capitalized terms used but not defined herein shall have the meanings given to them in the Securities Purchase Agreement.

This letter agreement (this “Letter Agreement”) confirms our recent discussions about, among other matters, the Securities Purchase Agreement and that certain Registration Rights Agreement, dated October 11, 2023 (the “Registration Rights Agreement”) between the Company and Purchaser, required to be delivered pursuant to Section 2.3 of the Securities Purchase Agreement, attached hereto as Exhibit B.

1.	Pursuant to Section 2.5(a) of the Securities Purchase Agreement, the Company hereby waives Purchaser’s obligation to fund the Subscription Amount in full, and the Company shall have no obligation to issue Preferred Stock to Purchaser.

2.	Pursuant to Section 2.5(b) of the Securities Purchase Agreement, the Company shall continue to have the obligation to issue the full amount of the Standby Shares upon the close of the Initial Public Offering.

3.	The parties therefore agree to terminate each of their obligations solely with respect to the Preferred Stock under the Securities Purchase Agreement and the Registration Rights Agreement, effective November 13, 2023.

This Letter Agreement is limited as written. As of the date first written above, each reference in the Securities Purchase Agreement or the Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall refer to the Securities Purchase Agreement and the Registration Rights Agreement, as applicable and as modified hereby, and this Letter Agreement and the Securities Purchase Agreement shall be read together and construed as a single agreement and this Letter Agreement and the Registration Rights Agreement shall be read together and construed as a single agreement. The execution, delivery and effectiveness of this Letter Agreement shall not, except as expressly provided herein, (A) waive or modify any right, power or remedy under, or any other provision of the Securities Purchase Agreement or the Registration Rights Agreement or (B) commit or otherwise obligate any party to enter into or consider entering into any other amendment, waiver or modification of the Securities Purchase Agreement or Registration Rights Agreement.

All communications and notices hereunder shall be given as provided in the Securities Purchase Agreement. This Letter Agreement (a) shall be governed by and construed in accordance with the law of the State of New York, (b) is for the exclusive benefit of the parties hereto, and, together with the Securities Purchase Agreement and the Registration Rights Agreement, as applicable, constitutes the entire agreement of such parties, superseding all prior agreements among them, with respect to the subject matter hereof, (c) may be modified, waived or assigned only in writing and only to the extent such modification, waiver or assignment would be permitted under the Securities Purchase Agreement (and any attempt to assign this Letter Agreement without such writing shall be null and void), (d) is a negotiated document, entered into freely among the parties upon advice of their own counsel, and it should not be construed against any of its drafters and (e) shall survive the satisfaction or discharge of the amounts owing under the Securities Purchase Agreement. The fact that any term or provision of this Letter Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Kindly confirm your agreement with the above by signing in the space indicated below and by PDFing a partially executed copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

Kindly confirm your agreement with the above by signing in the space indicated below and by PDFing a partially executed copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

Very truly yours,

CHROMOCELL THERAPEUTICS CORPORATION

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II Title: Interim CEO & Chief Financial Officer

AGREED AND ACCEPTED:

DOMINION CAPITAL LLC

By:	/s/ Mikhail Gurevich
Name: Mikhail Gurevich Title: Managing Member of Dominion Capital Holdings, LLC, the Manager of Dominion Capital, LLC

Exhibit A

Securities Purchase Agreement

(see attached)

Exhibit B

Registration Rights Agreement

(see attached)

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